Exhibit 99.1
Conn’s, Inc. Reports First Quarter Fiscal Year 2024 Financial Results
THE WOODLANDS, Texas, June 1, 2023 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of home goods, including furniture and mattresses, appliances, and consumer electronics, with a mission to elevate home life to home love, today announced its financial results for the quarter ended April 30, 2023.
“Our first quarter results were generally in-line with our expectations and reflect a challenging macroeconomic environment. Despite a difficult backdrop, we continue to refocus our efforts to better serve our core credit-constrained consumers, grow our eCommerce business and launch our in-house lease-to-own offering. These efforts increased applications during the first quarter by 9.7% and are improving sales trends within our in-house and lease-to-own segments,” stated Norm Miller, Interim President and Chief Executive Officer.
“After last year’s successful eCommerce platform conversion and recent enhancements to our application process, eCommerce sales increased 24.6% during the first quarter. We also launched our new in-house lease-to-own offering during the first quarter. This positive momentum gives us increasing confidence that the strategies we are pursuing will return the Company to growth and profitability. While we expect a challenging economic landscape to continue throughout the year, we believe we are on the right track to emerge from this period as a stronger, profitable company that is well positioned to serve the growing needs of our core credit-constrained customers,” concluded Mr. Miller.
First Quarter Financial Highlights as Compared to the Prior Fiscal Year Period (Unless Otherwise Noted):
•Total consolidated revenue declined 16.3% to $284.6 million, due to an 18.3% decline in total retail sales, and an 8.2% reduction in finance charges and other revenues;
•Same store sales decreased 20.1%;
•eCommerce sales increased 24.6% to a first quarter record of $22.7 million;
•Credit applications increased by 9.7% year-over-year, the first quarter of application growth in 16 months
•Carrying value of re-aged accounts declined to $155.1 million from $167.1 million;
•Reported a net loss of $1.47 per diluted share, compared to net income of $0.25 per diluted share for the same period last fiscal year; and
•Reported an adjusted net loss of $1.52 per diluted share, compared to an adjusted net income of $0.25 per diluted share for the same period last fiscal year.

First Quarter Results
Net loss for the three months ended April 30, 2023 was $35.4 million, or $1.47 per diluted share, compared to net income for the three months ended April 30, 2022 of $6.2 million, or $0.25 per diluted share. On a non-GAAP basis, adjusted net loss for the three months ended April 30, 2023 was $36.6 million, or $1.52 per diluted share, which excludes charges and credits related to the sale of a property partially offset by the impairment of assets associated with the decision to end the store-within-a-store test with Belk, Inc. There were no non-GAAP adjustments for the three months ended April 30, 2022.

Retail Segment First Quarter Results
Retail revenues were $224.0 million for the three months ended April 30, 2023 compared to $272.5 million for the three months ended April 30, 2022, a decrease of $48.5 million or 17.8%. The decrease in retail revenue was primarily driven by a decrease in same store sales of 20.1%. The decrease in same store sales was primarily driven by lower discretionary spending for home-related products following several periods of excess consumer liquidity resulting in the acceleration of sales. The decrease in same store sales was partially offset by new store growth.
For the three months ended April 30, 2023, retail segment operating loss was $19.7 million compared to retail segment operating loss of $2.1 million for three months ended April 30, 2022. On a non-GAAP basis, adjusted retail segment operating loss for the three months ended April 30, 2023 was $20.5 million after excluding the charge related to the sale of a property partially offset by the impairment of assets associated with the decision to end the store-within-a-store test with Belk, Inc. On a non-GAAP basis, the adjusted retail segment operating income for the three months ended April 30, 2022 was $2.1 million. The decrease in retail segment operating income for the three months ended April 30, 2023 as compared to the three months ended April 30, 2022 was primarily due to a decrease in revenue as described above.
Retail gross margin for the three months ended April 30, 2023 was 33.5%, a decrease of 100 basis points from the 34.5% reported for the three months ended April 30, 2022. The decrease in retail gross margin was primarily driven by the deleveraging of fixed distribution costs and an increase in product costs due to higher freight costs, which were partially offset by a more profitable product mix.
SG&A for the retail segment during the three months ended April 30, 2023 was $95.8 million compared to SG&A for the retail segment of $96.0 million for the three months ended April 30, 2022. The SG&A decrease in the retail segment was primarily due to a decline in variable costs as well as a decrease in labor costs resulting from cost saving initiatives. These decreases were partially offset by an increase in occupancy and operational costs due primarily to new store growth.
The following table presents net sales and changes in net sales by category:

	Three Months Ended April 30,						Same Store
(dollars in thousands)	2023	% of Total	2022	% of Total	Change	% Change	% Change
Furniture and mattress	$76,368	34.2%	$88,094	32.4%	$(11,726)	(13.3)%	(17.1)%
Home appliance	82,266	36.8	109,728	40.3	(27,462)	(25.0)	(26.8)
Consumer electronics	25,649	11.5	33,604	12.3	(7,955)	(23.7)	(25.6)
Home office	7,626	3.4	10,189	3.7	(2,563)	(25.2)	(26.4)
Other	12,520	5.5	8,358	3.1	4,162	49.8	49.6
Product sales	204,429	91.4	249,973	91.8	(45,544)	(18.2)	(20.7)
Repair service agreement commissions (1)	16,905	7.6	19,836	7.3	(2,931)	(14.8)	(14.0)
Service revenues	2,158	1.0	2,455	0.9	(297)	(12.1)
Total net sales	$223,492	100.0%	$272,264	100.0%	$(48,772)	(17.9)%	(20.1)%
(1) The total change in sales of repair service agreement commissions includes retrospective commissions, which are not reflected in the change in same store sales.

Credit Segment First Quarter Results
Credit revenues were $61.8 million for the three months ended April 30, 2023 compared to $67.3 million for the three months ended April 30, 2022, a decrease of $5.5 million or 8.2%. The decrease in credit revenue was primarily due to an 8.5% decrease in the average outstanding balance of the customer accounts receivable portfolio as well as a decline in insurance commissions. The decrease was partially offset by an increase in late fee revenues.
Provision for bad debts increased to $28.8 million for the three months ended April 30, 2023 from $14.6 million for the three months ended April 30, 2022, an overall change of $14.1 million. The year-over-year increase was primarily driven by an increase in net charge-offs of $6.5 million during the three months ended April 30, 2023 compared to the three months ended April 30, 2022. The increase in provision for bad debts was further driven by a smaller decline in the allowance for bad debts during the three months ended April 30, 2023 than during the three months ended April 30, 2022. This was primarily attributable to the fact that although the customer account receivable portfolio balances decreased for both quarters, the decrease was larger for the quarter ending April 30, 2022.
Credit segment operating loss was $0.8 million for the three months ended April 30, 2023, compared to operating income of $16.0 million for the three months ended April 30, 2022. The decrease was primarily due to the increase in the provision for bad debts and a decrease in credit revenue.
Additional information on the credit portfolio and its performance may be found in the Customer Accounts Receivable Portfolio Statistics table included within this press release and in the Company’s Form 10-Q for the quarter ended April 30, 2023, to be filed with the Securities and Exchange Commission on June 1, 2023 (the “First Quarter Form 10-Q”).

Store and Facilities Update
The Company opened three new standalone stores during the first quarter of fiscal year 2024 bringing the total store count to 171 in 15 states. During fiscal year 2024, the Company plans to open a total of 11 standalone locations.

Liquidity and Capital Resources
As of April 30, 2023, the Company had $214.0 million of immediately available borrowing capacity under its $650.0 million asset-based revolving credit facility. The Company also had $14.1 million of unrestricted cash available for use.
On February 21, 2023, the Company entered into a $100.0 million three-year Term Loan that was used to pay down the balance of its revolving credit facility and for other general corporate purposes. The Term Loan is secured by liens on substantially all of the assets of the Company and its subsidiaries.

Conference Call Information
The Company will host a conference call on June 1, 2023, at 10 a.m. CT / 11 a.m. ET, to discuss its three months ended April 30, 2023 financial results. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and first quarter fiscal year 2024 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through June 8, 2023 by dialing 844-512-2921 or 412-317-6671 and using Conference ID: 13736421.
About Conn’s, Inc.
Conn's HomePlus (NASDAQ: CONN) is a specialty retailer of home goods, including furniture and mattresses, appliances and consumer electronics, with a mission to elevate home life to home love. With over 170 stores across 15 states and online at Conns.com, our over 4,000 employees strive to help all customers create a home they love through access to high-quality products, next-day delivery and personalized payment options, including our flexible, in-house credit program. Additional information can be found by visiting our investor relations website at https://ir.conns.com and social channels (@connshomeplus on Twitter, Instagram, Facebook and LinkedIn).
This press release contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; expansion of our e-commerce business; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our Revolving Credit Facility and Term Loan; and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 pandemic; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.
CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended April 30,
	2023	2022
Revenues:
Total net sales	$222,547	$272,264
Finance charges and other revenues	62,023	67,557
Total revenues	284,570	339,821
Costs and expenses:
Cost of goods sold	147,933	178,382
Selling, general and administrative expense	129,238	132,783
Provision for bad debts	28,909	14,731
Charges and credits	(807)	—
Total costs and expenses	305,273	325,896
Operating (loss) income	(20,703)	13,925
Interest expense	16,379	5,521
Loss on extinguishment of debt	—	—
(Loss) income before income taxes	(37,082)	8,404
(Benefit) provision for income taxes	(1,702)	2,183
Net (loss) income	$(35,380)	$6,221
(Loss) income per share:
Basic	$(1.47)	$0.25
Diluted	$(1.47)	$0.25
Weighted average common shares outstanding:
Basic	24,134,381	24,801,987
Diluted	24,134,381	25,313,613

CONN’S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2023	2022
Revenues:
Product sales	204,424	249,973
Repair service agreement commissions	16,905	19,836
Service revenues	2,158	2,455
Total net sales	223,487	272,264
Finance charges and other	519	271
Total revenues	224,006	272,535
Costs and expenses:
Cost of goods sold	148,561	178,382
Selling, general and administrative expense	95,825	96,030
Provision for bad debts	107	179
Charges and credits	(807)	—
Total costs and expenses	243,686	274,591
Operating (loss) income	$(19,680)	$(2,056)
Retail gross margin	33.5%	34.5%
Selling, general and administrative expense as percent of revenues	42.8%	35.2%
Operating margin	(8.8)%	(0.8)%
Store count:
Beginning of period	168	158
Opened	3	3
End of period	171	161

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2023	2022
Revenues:
Finance charges and other revenues	61,787	67,286
Costs and expenses:
Cost of goods sold	115	—
Selling, general and administrative expense	33,663	36,753
Provision for bad debts	28,802	14,552
Total costs and expenses	62,580	51,305
Operating income (loss)	(793)	15,981
Interest expense	16,379	5,521
Loss on extinguishment of debt	—	—
Income (loss) before income taxes	$(17,172)	$10,460
Selling, general and administrative expense as percent of revenues	54.5%	54.6%
Selling, general and administrative expense as percent of average outstanding customer accounts receivable balance (annualized)	13.4%	13.4%
Operating margin	(1.3)%	23.8%

CONN’S, INC. AND SUBSIDIARIES
CUSTOMER ACCOUNTS RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	As of April 30,
	2023	2022
Weighted average credit score of outstanding balances (1)	614	609
Average outstanding customer balance	$2,608	$2,491
Balances 60+ days past due as a percentage of total customer portfolio carrying value (2)(3)	11.6%	10.3%
Re-aged balance as a percentage of total customer portfolio carrying value (2)(3)	16.6%	16.4%
Carrying value of account balances re-aged more than six months (in thousands) (3)	$29,657	$42,154
Allowance for bad debts and uncollectible interest as a percentage of total customer accounts receivable portfolio balance	17.4%	17.8%
Percent of total customer accounts receivable portfolio balance represented by no-interest option receivables	34.4%	34.3%

	Three Months Ended April 30,
	2023	2022
Total applications processed	293,831	267,704
Weighted average origination credit score of sales financed (1)	618	619
Percent of total applications approved and utilized	19.5%	20.2%
Average income of credit customer at origination	$50,800	$50,100
Percent of retail sales paid for by:
In-house financing, including down payments received	59.1%	49.8%
Third-party financing	15.3%	17.9%
Third-party lease-to-own option	8.2%	7.4%
	82.6%	75.1%
(1)Credit scores exclude non-scored accounts.
(2)Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.
(3)Carrying value reflects the total customer accounts receivable portfolio balance, net of deferred fees and origination costs, the allowance for no-interest option credit programs and the allowance for uncollectible interest.

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	April 30, 2023	January 31, 2023

Assets	(unaudited)
Current Assets:
Cash and cash equivalents	$14,119	$19,534
Restricted cash	32,002	40,837
Customer accounts receivable, net of allowances	417,359	421,683
Other accounts receivable	55,866	56,887
Inventories	236,789	240,783
Income taxes receivable	38,934	38,436
Prepaid expenses and other current assets	13,941	12,937
Total current assets	809,010	831,097
Long-term portion of customer accounts receivable, net of allowances	366,507	389,054
Property and equipment, net	207,869	218,956
Operating lease right-of-use assets	279,905	262,104
Other assets	12,817	15,004
Total assets	$1,676,108	$1,716,215
Liabilities and Stockholders’ Equity
Current liabilities:
Current finance lease obligations	$869	$937
Accounts payable	69,766	71,685
Accrued compensation and related expenses	16,044	13,285
Accrued expenses	60,518	69,334
Operating lease liability - current	58,851	53,208
Other current liabilities	13,526	13,912
Total current liabilities	219,574	222,361
Operating lease liability - non current	346,666	331,109
Long-term debt and finance lease obligations	615,377	636,079
Deferred tax liability	1,860	2,041
Other long-term liabilities	23,124	22,215
Total liabilities	1,206,601	1,213,805
Stockholders’ equity	469,507	502,410
Total liabilities and stockholders’ equity	$1,676,108	$1,716,215

CONN’S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands, except per share amounts)

Basis for presentation of non-GAAP disclosures:

To supplement the Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides the following non-GAAP financial measures: retail segment adjusted operating loss, adjusted net (loss) income and adjusted net (loss) earnings per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.

RETAIL SEGMENT ADJUSTED OPERATING LOSS

	Three Months Ended April 30,
	2023	2022
Retail segment operating loss, as reported	$(19,680)	$(2,056)
Adjustments:
Store closure (1)	$2,340	$—
Asset sale (2)	$(3,147)	$—
Retail segment operating loss, as adjusted	$(20,487)	$(2,056)

(1)Represents store closure costs due to the impairment of assets associated with the decision to end the store-within-a-store test with Belk, Inc.
(2)Represents a gain related to the sale of a single store location, net of asset disposal costs.

ADJUSTED NET (LOSS) INCOME AND ADJUSTED NET (LOSS) EARNINGS PER DILUTED SHARE

	Three Months Ended April 30,
	2023	2022
Net (loss) income, as reported	$(35,380)	$6,221
Adjustments:
Store closure (1)	2,340	—
Asset sale (2)	(3,147)	—
Tax impact of adjustments (3)	(419)
Net (loss) income, as adjusted	$(36,606)	$6,221
Weighted average common shares outstanding - Diluted	24,134,381	25,313,613
Net (loss) earnings per share:
As reported	$(1.47)	$0.25
As adjusted	$(1.52)	$0.25
(1)Represents store closure costs due to the impairment of assets associated with the decision to end the store-within-a-store test with Belk, Inc.
(2)Represents a gain related to the sale of a single store location, net of asset disposal costs.
(3)Represents the tax effect of the adjusted items based on the applicable statutory tax rate.